Exhibit (p)(2)

Investment Advisor Code of Ethics

Rule 204A-1 under the Investment Advisers Act of 1940 ("Advisers Act") requires all investment advisors registered with the Securities and Exchange Commission ("SEC") to adopt codes of ethics that set forth standards of conduct and require compliance with federal securities laws. Philadelphia Investment Partners, LLC (“PIP, LLC”) is an investment advisor registered with the This code of ethics ("Advisor Code") is intended to reflect fiduciary principles that govern the conduct of PIP, LLC. and its supervised persons in those situations where PIP, LLC. acts as an investment advisor as defined under the Advisers Act in providing investment advice to clients ("advisory clients"). It consists of an outline of policies regarding several key areas: standards of conduct and compliance with laws, rules and regulation, protection of material non-public information and personal securities trading. It also consists of specific information and guidance that is provided in company-wide policies and procedures, including the Charles Schwab Compliance Manual and the PIP, LLC. Investment Advisor Compliance Program.

This Code applies to all "Supervised Persons" of PIP, LLC. who act as an investment advisor as defined by the Advisers Act in providing investment advice to advisory clients, unless otherwise noted below. The Advisers Act defines "Supervised Person" to mean any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of an investment advisor, or other person who provides investment advice on behalf of the investment advisor and is subject to the supervision and control of the investment advisor. As applied to the PIP, LLC. Investment Advisor Compliance Program, the term consists of all client contact registered representatives of PIP, LLC. who, in the course of their business, act as an investment advisor as defined under the Advisers Act in providing investment advice to advisory clients and those non-client contact employees that make, participate in or obtain non-public information regarding the portfolio management decisions relating to investment advisory services.

Standard of Conduct and Compliance with Laws, Rules and Regulations

This Advisor Code hereby adopts and incorporates the Philadelphia Investment Partners, LLC Code of Ethics ("Corporate Code") which sets forth the standard of business conduct that is required of all employees of Philadelphia Investment Partners, LLC and its affiliates, as the standard of business conduct required by this Advisor Code.

All Supervised Persons are responsible for, and has agreed as a requirement of their employment, to review this Advisor Code and the company policies, including the Corporate Code, which are a part of this Advisor Code, and for acting in compliance with these policies in daily activities. As noted in the Corporate Code, the foundation of Schwab's ethical standards is compliance with the letter and spirit of the law. We must respect and obey all of the laws, rules and regulations applicable to our business, including among others, securities, banking and other federal, state and local laws. All Supervised Persons of PIP, LLC. are required to be familiar and comply with the Philadelphia Investment Partners, LLC Compliance Manual . Likewise each Supervised Person is responsible for being familiar with complying with the procedures applicable to him or her. Although he or she is not expected to know the details of each law governing PIP, LLC.'s business, he or she is expected to be familiar with and comply with the company-wide policies and procedures, including the Advice Policies and Guidelines, as they apply to his or her business unit and, when in doubt, to seek advice from supervisors, managers or other appropriate personnel as outlined in the Corporate Code.

Protection of Material Non Public Information

Supervised Persons are reminded that they must review the Confidentiality of Information section of the Corporate Code and the following Supplement Policies incorporated by reference to this Advisor Code on the prevention of misuse of material non public information. These supplemental policies are part of the Philadelphia Investment Partners, LLC Compliance Manual and “Philadelphia Investment Partners, LLC. Privacy Policy".

Personal Securities Trading and Access Persons

All Supervised Persons must be familiar with and abide by all employee trading policies and procedures as outlined in the following Supplemental Policies incorporated by reference to this Advisor Code. These Supplemental Policies also are part of the Charles Schwab Compliance Manual: "Employee Security Accounts".

In addition, Rule 204A-1 of the Advisers Act requires all "Access Persons" of an investment advisor registered with the SEC to report, and the investment advisor to review, their personal securities transactions and holdings periodically. The Advisers Act defines "Access Person" to mean any supervised persons of an investment advisor who (1) has access to nonpublic information regarding any advisory clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund (i.e., any mutual fund advised by an affiliate of The Charles Schwab Corporation), or (2) is involved in making securities recommendations to advisory clients, or who has access to such recommendations that are nonpublic.

Based on the designated roles and responsibilities of certain Supervised Persons within Charles Schwab & Co., Access Persons are divided into three distinct categories: Level 1(a), Level 1(b), and Level 2.

The Investment Advisor Chief Compliance Officer or designee maintains a list of each type of CS & Co. Access Persons and will promptly notify any new employees of their responsibilities under the Advisor Code.

ACCESS PERSON REQUIREMENTS:

CS & Co. Access Persons are prohibited from using non public information regarding portfolio holdings, model changes, or client transaction for their personal benefit. Specifically, Access Persons are prohibited from using advance knowledge to trade ahead of or otherwise benefit from such knowledge.

Level 1:

Access Persons who may communicate with Charles Schwab Investment Advisor, Inc. *(CSIA), regarding the portfolio management of Schwab Managed Portfolios (SMP) are designated Level 1 Access Persons. Level 1 Access Persons are further categorized into the Level 1(a) group for those who may have access to information concerning both SMP-Mutual Fund wrap and SMP-ETF wrap model changes and the Level 1(b) group for those who may have access to information concerning SMP-Mutual Fund wrap model changes only.Level1(a)

A.

Once identified, each Level 1(a) Access Person holding an outside mutual fund account held directly with the issuer or outside approved brokerage account in which any ETF can be brought, sold, or held is required to provide the following reports to the Investment Advisor Chief Compliance Officer or designee:

1.

Holdings Reports: A report of the Level 1(a) Access Person's current securities and holdings ("Holdings Report") that contains, at a minimum:

▪

the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each mutual fund or ETF in which the Level 1(a) Access Person has any direct or indirect "beneficial ownership"1;

▪

the name of any broker/dealer, mutual fund company, or bank with which the Level 1(a) Access Person maintains an account in which any funds are held for the Level 1(a) Access Person's direct or indirect benefit; and

▪

the date the Level 1(a) Access Person submits the report.

The Holdings Report must be submitted to the Investment Advisor Chief Compliance Officer or designee:

▪

no later than 10 days after the person becomes a Level 1(a) Access Person, and the information must be current as of a date no more than 45 days prior to the date the person becomes a Level 1(a) Access Person; and

▪

Thereafter, at least once each 12 month period no later than the end of the first calendar quarter.

2.

Transaction Reports: Broker account statements for 1) each mutual fund account held directly with an issuer and incurred a transaction and 2) each outside brokerage account over which the Access Person has direct or indirect influence or control must be submitted to the Investment Advisor Chief Compliance Officer or designee no later than 45 days after the end of each calendar quarter. The Access Person must certify each quarter whether they 1) hold an account directly at a Mutual Fund issuer and incurred a transaction or 2) hold an outside brokerage account in which any ETFs could be held. The Broker account statements must contain, at a minimum:

▪

the date of each transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity rate, number of shares and principal amount of each security involved;

▪

the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

▪

the price of the security at which the transaction was effected; and

▪

the name of the broker, dealer, bank, or mutual fund company with or through which the transaction was effected.

The Holdings and Transaction Reports of CS & Co. Access Persons as well as their identified Schwab accounts will be monitored against transactions and pending model changes in the Schwab Managed Portfolios.

B.

C.

Personal Securities Trading Requirements - ETFs:

1.

Certain ETFs are identified by CSIA for use within the Schwab Managed Portfolios (SMP); this list is known as the Pre-Clearance List. CS & Co. Level 1(a) Access Persons are prohibited from buying or selling ETFs* on the Pre-Clearance List without pre-clearance from their supervisor or designee. This prohibition is in place for accounts maintained at Schwab, as well as outside brokerage accounts, where the Access Person has any direct or indirect beneficial ownership. This pre-clearance list, is maintained by CSIA employees, distributed to all PIP, LLC. Level 1(a) Access Persons, and shared with the Firm’s Compliance Department. CS & Co. employees seeking exceptions to the prohibition must notify their supervisor or designee, who will contact CSIA in accordance with the pre-clearance procedures detailed in their business unit’s Policies and Procedures

If pre-clearance approval is not requested and received, the CS & Co. Access Person may be in violation of this Code. *This prohibition includes the issue and any derivative of the issue. Level1(b) Once identified, each Level 1(b) Access Person holding an outside mutual fund account held directly with the issuer is required to provide the following reports to the Investment Advisor Chief Compliance Officer or designee:

1.

Holdings Reports: A report of the Level 1(b) Access Person's current securities and holdings ("Holdings Report") that contains, at a minimum:

o

the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each mutual fund or ETF in which the Level 1(a) Access Person has any direct or indirect "beneficial ownership"1;

o

the name of any broker/dealer, mutual fund company, or bank with which the Level 1(a) Access Person maintains an account in which any funds are held for the Level 1(a) Access Person's direct or indirect benefit; and

o

the date the Level 1(a) Access Person submits the report.

The Holdings Report must be submitted to the Investment Advisor Chief Compliance Officer or designee:

o

no later than 10 days after the person becomes a Level 1(b) Access Person, and the information must be current as of a date no more than 45 days prior to the date the person becomes a Level 1(b) Access Person; and

o

thereafter, at least once each 12 month period and no later than 45 days after the end of the fourth calendar quarter.

2.

Transaction Reports: All account statements for each mutual fund transaction in accounts over which the Level 1(b) Access Person has direct or indirect influence or control must be submitted to the Investment Advisor Chief Compliance Officer or designee no later than 45 days after the end of each calendar quarter. The Level 1(b) Access Person must certify each quarter whether they hold accounts directly at a Mutual Fund issuer and if they have had MF transaction in such accounts in such accounts. The account statements must contain, at a minimum:

o

the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each mutual fund involved;

o

the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

o

the price of the security at which the transaction was effected; and

o

the name of the broker, dealer, bank, or mutual fund company with or through which the transaction was effected.

The Holdings and Transaction Reports of Level 1(b) Access Persons will be monitored against transactions and pending model changes in the Schwab Managed Portfolios.

Level 2:

Investment Advisor Representatives (IAR's) who provide advice to Schwab Private Clients (SPC) are considered Level 2 Access Persons. This designation is identified by job code, and tracked by the Firm's Registration system. These individuals provide security recommendations to SPC clients on a non-discretionary basis. Level 2 Access Persons must also disclose all securities accounts they own or control within 10 days of their hire date and review and confirm the accuracy of those accounts on an annual basis during their employment. Since Level 2 Access Persons responsibilities are limited to providing advice to individuals and are not involved in the portfolio management of SMP or other specific products, Level 2 Access Persons are not required to separately submit holdings reports or trade confirmations/account statements for mutual fund accounts to the IA Chief Compliance Officer or designee.

Additional Monitoring – All Levels:

As with all PIP, LLC. employees, personal securities holdings and trading for level 1 and level 2 access persons are monitored by the Firm’s surveillance program which reviews employee accounts custodied at PIP, LLC. Therefore, CS & Co. Access Persons are not required to separately submit holding reports, trade confirms or account statements for accounts held at Schwab. Employees are required to submit duplicate account statements and trade confirms of all outside brokerage accounts to the Firm. The surveillance program monitors holdings and trades against the firm’s Code of Ethics, Compliance Manual, and other applicable firm policies. Additionally, PIP, LLC. employees must disclose all securities accounts they own or control after their hire date and review and confirm the accuracy of those accounts on an annual basis during their employment. Supplemental policies in the PIP, LLC. Compliance Manual address existing pre-clearance provisions for employee trading activity, including prohibited trading practices relating to Initial Public Offerings (IPO's) and Private Placements. As noted in the Corporate Code, all CS& Co. employees are required to comply with the brokerage account maintenance, reporting and pre-clearance requirements of all PIP, LLC.'s brokerage policies.

Consequences for Failure to Comply and Reporting Certain Conduct

A Supervised Person can be subject to discipline up to and including termination of employment if he or she violates this Advisor Code and its component parts, which includes the Corporate Code and the Supplemental Policies appended to this Advisor Code. If you know of, or reasonably believe there is, a violation of applicable laws or this Advisor Code, you must report that information immediately to the Corporate Responsibility Officer or the Ombudsperson. You should not conduct preliminary investigations, unless authorized to do so by the Compliance Department. Anyone who in good faith raises an issue regarding a possible violation of law, regulation or company policy or any suspected illegal or unethical behavior will be protected from retaliation.

Recordkeeping

Rule 204-2(a) (12) and (13) of the Advisers Act requires advisors to keep copies of all relevant material relating to the Advisor Code. Supplemental policies are reflected in the PIP, LLC. Investment Advisor Compliance Program. In addition, the Compliance Department will provide each PIP, LLC. supervised persons with a copy of this code of ethics and any amendments, and all supervised persons are required to provide Compliance with a written acknowledgment of their receipt of the code and any amendments.

1. “Beneficial Ownership” is interpreted in the same way as in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the Securities Exchange Act of 1934, and includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in a security. For example, a person should consider himself or herself the beneficial owner of securities held by his or her spouse, his or her minor children, a relative who shares his or her home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him or her with sole or shared voting or investment power. If any Access Person has a question about whether he or she beneficially owns a security, he or she should consult the Investment Advisor Chief Compliance Officer